UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2006

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On July 6, 2005, we sold our toluene di-isocyanate (“TDI”) business to BASF. The sale involved the transfer of our TDI customer list and sales contracts. We further agreed to discontinue the use of our remaining TDI assets, including our Geismar, Louisiana TDI manufacturing equipment. Accordingly, we have reclassified our TDI business as a discontinued operation in our consolidated financial statements and notes as required by Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This report contains a revised presentation of the consolidated financial statements and notes that were originally included in our annual report on Form 10-K for the year ended December 31, 2004, which reflects the reclassification of our TDI business to discontinued operations. We are filing these revised consolidated financial statements and notes at this time so that they will be incorporated by reference into a registration statement on Form S-8 that we intend to file on February 10, 2006. The revised consolidated financial statements and notes are attached hereto as Exhibit 99.1 and are incorporated herein by reference. The impact of this reclassification on our consolidated statements of operations was not material and is quantified in Note 27 to our consolidated financial statements, which is contained in Exhibit 99.1.

On February 5, 2006, we issued the press release attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1            Consolidated financial statements and notes of Huntsman Corporation

Exhibit 99.2            Press release dated February 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ John R. Heskett
John R. Heskett
Vice President, Corporate Development and Investor Relations

Dated: February 10, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Consolidated financial statements and notes of Huntsman Corporation

99.2	Press release dated February 5, 2006